Epazz, Inc. Signs Letter of Intent to Acquire Two Established Software Companies

Business Editors

Planned Acquisitions Expected to Increase Revenues, Help Epazz Become Profitable

Chicago, IL—(BUSINESS WIRE)-Feb. 26, 2008

Epazz, Inc. (OTC Bulletin Board: EPAZ) www.epazz.com announced today that it has signed a nonbinding Letter of Intent to acquire two well established proprietary office efficiency software companies based in Chicago, Illinois.  The acquisition is expected to be completed in the second quarter of 2008, subject to due diligence, execution of a definitive agreement, and other closing conditions, funding permitting, of which there can be no assurance.

The target companies have a history of positive cash flows and profitability. Epazz believes that the software is truly unique and that there are only a few competitors that have such an all- encompassing suite of software in their target market.  The target companies had a total of approximately $580,000 in revenues for the year ended December 31, 2006.

Epazz, Inc., CEO Shaun Passley stated “These acquisitions provide a solid customer base of Fortune 500 companies, opening up numerous opportunities to cross sell customers on Epazz’s BoxesOS."

These acquisitions are part of the Company’s long term strategic growth plan to acquire profitable B2B software companies.   The Letter of Intent provides for a purchase price of approximately $420,000, of which Epazz believes that it has commitments for approximately $200,000, and the remainder of which, Epazz plans to borrow in the future, which funds Epazz does not currently have on hand, and which Epazz will need to raise prior to being able to complete the acquisitions.  Epazz is also in negotiations to acquire several other B2B software companies; however, Epazz has not entered into any Letters of Intent for the purchase of such companies and which future acquisitions will be dependent on several other factors, including the company’s ability to raise additional capital, of which there can be no assurance.

About Epazz

Epazz Inc. is an enterprise-wide software company that specializes in providing customized web applications to the corporate world, higher education institutions and the public sector.

Epazz BoxesOSv3.0 is the complete business web-base software package for small to mid size businesses, Fortune 500 enterprises, government agencies and higher education institutions.  BoxesOS provides many of the web-base applications organizations would have to buy separately.
BoxesOS allows for employees to view announcements online.  Employees are able to share documents from multiple locations throughout the world.  With BoxesOS employees are able to take training courses and their supervisors are able to view the results online.  Companies are able to create self-service portals for their customers to pay for their invoice and download instructions.  Companies can also create self-service portals for their partners to request new marketing materials or view a demo.  BoxesOS connects to companies’ databases to easily bring all of their information together.

BoxesOS includes an intranet, portal, extranet, central knowledge repository, document management, workflow engine, website management, web collaboration, email system, and learning management system into one complete web-base solution which connects to organizations’ backend systems.
BoxesOS allows the organization to start-up by implementing elegant web-enabled information dashboards for each stakeholder group. Functionality with administrative systems can be swiftly completed using BoxesOS connectors to other back-end systems. Business applications that require upgrading can be upgraded on a prioritized basis as desired, and easily linked to BoxesOS and its personal information system.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking statements such as "may", "expect", "intend", "estimate", "anticipate", "believe", or "continue" (or the negative thereof) or similar terminology. Such forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from future results or implied by such forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and that actual results may differ materially from those contemplated by such forward-looking statements. Epazz assumes no obligation and does not intend to update these forward-looking statements and takes no obligation to update or correct information prepared by third parties that is not paid for by Epazz.  Investors are encouraged to review Epazz’s public filings on SEC.gov, including its unaudited and audited financial statements, and its Registration Statement, Form 10-K’s and Form 10-Q’s, which contain general business information about the Company’s operations, results of operations and risks associated with the Company and its operations.

Investor Relations Contact: investors@epazz.net (866)210-4671